SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of Securities and Exchange Act of 1934
--------------------------------------------------------------------------------


Check the appropriate box:

[ ]    Preliminary information statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
[X]    Definitive information statement


                             CDC NVEST FUNDS TRUST I
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

       (1) Title of each class of securities to which transaction applies:

       (2) Aggregate number of securities to which transaction applies:

       (3) Price per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4) Proposed maximum aggregate value of transaction:

       (5) Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1) Amount previously paid:

       (2) Form, schedule or registration statement no.:

       (3) Filing party:

       (4) Date filed:

                             CDC NVEST Funds Trust I
                               399 Boylston Street
                                Boston, MA 02116

                          CDC Nvest Star Small Cap Fund
                                  (the "Fund")

                              INFORMATION STATEMENT
                                November 1, 2002


The Trustees of CDC Nvest Funds Trust I (the "Trust") are distributing this Information Statement in connection with the approval of a new sub-advisory agreement for a segment of the Fund dated September 1, 2002 (the "New Sub-Advisory Agreement"), by and among the Trust on behalf of the Fund, CDC IXIS Asset Management Advisers, L.P. ("CDC IXIS Advisers") and Salomon Brothers Asset Management Inc. ("Salomon Brothers"). This Information Statement is intended to explain why the sub-advisory agreement in effect for the segment of the Fund prior to September 1, 2002 (the "Previous Sub-Advisory Agreement") terminated and why the Trust's Board of Trustees approved the New Sub-Advisory Agreement. This Information Statement also describes generally the terms of the New Sub-Advisory Agreement. As explained in this Information Statement, the New Sub-Advisory Agreement is substantially similar to the Previous Sub-Advisory Agreement. The Trustees are distributing this Information Statement on or about November 1, 2002 to the shareholders of record as of October 2, 2002.

The Fund is providing this Information Statement solely for your information as required by an exemptive order issued by the Securities and Exchange Commission (the "SEC"), as described herein. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement consists of two parts.

PART I contains information relating to the New Sub-Advisory Agreement, the Previous Sub-Advisory Agreement and the Advisory Agreement (as defined below).

PART II contains information about the Trust, CDC IXIS Advisers, Salomon Brothers and certain brokerage and other miscellaneous matters.

I.  New Sub-Advisory Agreement

The Fund is a multi-manager fund which means that the Fund's portfolio is divided into four distinct segments, managed by different money management firms as sub-advisers to CDC IXIS Advisers, which serves as the adviser to the Fund. A firm may serve as a sub-adviser to more than one segment. Until recently, Montgomery Asset Management LLC ("Montgomery") managed one of the segments of the Fund pursuant to the Previous Sub-Advisory Agreement dated October 30, 2000. The segment of the Fund that was managed by Montgomery under the Previous Sub-Advisory Agreement and that is currently managed by Salomon Brothers under the New Sub-Advisory Agreement is referred to herein as the "Segment."

The Trustees have approved the New Sub-Advisory Agreement which is substantially similar to the Previous Sub-Advisory Agreement, except as described below under "New Sub-Advisory Arrangement for the Segment." The New Sub-Advisory Agreement has not affected the aggregate management fees paid by the Fund.

In general, a mutual fund cannot enter into a new advisory agreement, including a sub-advisory agreement such as the New Sub-Advisory Agreement, unless the shareholders of that mutual fund vote to approve that agreement. The Fund, however, has entered into the New Sub-Advisory Agreement without shareholder action pursuant to an exemptive order from the SEC. The exemptive order allows the Trustees to approve a sub-advisory agreement among the Fund, CDC IXIS Advisers and a sub-adviser (such as Salomon Brothers) that is not otherwise affiliated with CDC IXIS Advisers or the Fund without any action by the shareholders of the Fund so long as the Fund provides to its shareholders an information statement (such as this Information Statement) within 90 days after the hiring of any new sub-adviser.

Description of Advisory Agreement

CDC IXIS Advisers (or its predecessor) has acted as the Fund's adviser since December 31, 1996, and currently acts as the Fund's adviser pursuant to an advisory agreement dated October 30, 2000 (the "Advisory Agreement"). The Trustees of the Trust approved the Advisory Agreement at a meeting held on August 25, 2000 and approved the continuance of the Advisory Agreement at a meeting held on May 10, 2002. The Fund's shareholders approved the Advisory Agreement at a meeting held on October 13, 2000. The purpose of the submission of the Advisory Agreement for shareholder approval at such time was for such agreement's approval upon the CDC Acquisition (as defined in Part II below under "Information About the CDC Acquisition"), which was consummated on October 30, 2000.

Under the Advisory Agreement, CDC IXIS Advisers has overall advisory and administrative responsibility with respect to the Fund. The Advisory Agreement also provides that CDC IXIS Advisers will, subject to CDC IXIS Advisers' right to delegate such responsibilities to other parties, provide to the Fund both (1) portfolio management services (defined to mean managing the investment and reinvestment of the assets of the Fund, subject to the supervision and control of the Trustees) and (2) administrative services (defined to mean furnishing or paying the expenses of the Fund for office space, facilities and equipment, services of executive and other personnel of the Trust and certain other administrative and general management services). Under the Advisory Agreement, the annual management fee rate payable by the Fund to CDC IXIS Advisers is 1.05% of the Fund's average daily net assets (minus any fees payable by the Fund to its sub-advisers). For the fiscal year ended December 31, 2001, the Fund paid an aggregate advisory fee of $1,943,178. Of this amount, the management fee paid to CDC IXIS Advisers for its services to the Fund under the Advisory Agreement was $825,823. The remainder of the aggregate advisory fee, $1,117,355, was paid to the Fund's sub-advisers.

Previous Sub-Advisory Arrangement for the Segment

CDC IXIS Advisers has delegated its responsibility under the Advisory Agreement to provide portfolio management services to the Fund to different sub-advisers with each sub-adviser managing one or more different segments of the Fund's portfolio. Until September 1, 2002, CDC IXIS Advisers delegated its responsibility for managing the assets of the Segment to Montgomery pursuant to the Previous Sub-Advisory Agreement which was approved by the Trustees of the Trust at a meeting held on August 25, 2000 and which was last submitted to the Fund's shareholders for approval on October 13, 2000. The purpose of the submission of the Previous Sub-Advisory Agreement for shareholder approval at such time was for such agreement's approval upon the CDC Acquisition, as described below. The Trustees also approved the continuance of the Previous Sub-Advisory Agreement at a meeting held on May 10, 2002. Under the terms of the Previous Sub-Advisory Agreement, Montgomery was authorized to effect portfolio transactions for the Segment, using its own discretion and without prior consultation with CDC IXIS Advisers. Montgomery was also required to report periodically to CDC IXIS Advisers and the Trustees of the Trust.

The Previous Sub-Advisory Agreement provided for sub-advisory fees payable to Montgomery at an annual rate of 0.650% of the first $50 million of the Segment's average daily net assets and 0.500% of such assets in excess of $50 million. For the fiscal year ended December 31, 2001, the sub-advisory fee paid to Montgomery for its services to the Fund under the Previous Sub-Advisory Agreement was $261,637.

New Sub-Advisory Arrangement for the Segment

Given the overweighting of the Fund in small cap growth stocks, CDC IXIS Advisers recommended the replacement of Montgomery to better meet the expectations of shareholders, providing shareholders with a more diversified small cap product. After considering a variety of potential sub-advisers, CDC IXIS Advisers recommended to the Trustees of the Trust the appointment of Salomon Brothers to assume responsibility for the day-to-day management of the Segment's portfolio as sub-adviser effective September 1, 2002. The Trustees of the Trust determined that it would be appropriate to do so. Thus, upon the recommendation of CDC IXIS Advisers and after considering a variety of factors (as described below under "Consideration of New Sub-Advisory Agreement by the Trustees"), the Trustees voted on August 23, 2002 to terminate the Previous Sub-Advisory Agreement as of the close of business on August 31, 2002 and to approve the New Sub-Advisory Agreement effective on September 1, 2002. A copy of the New Sub-Advisory Agreement is set forth as Appendix A to this Information Statement.

The terms of the New Sub-Advisory Agreement are substantially identical to those of the Previous Sub-Advisory Agreement, except that (a) all references to Montgomery in the Previous Sub-Advisory Agreement have been changed to Salomon Brothers in the New Sub-Advisory Agreement, (b) a provision addressing the use of a customer's or consumer's non-public personal information in accordance with the requirements of Regulation S-P has been added to the New Sub-Advisory Agreement, (c) the date of the New Sub-Advisory Agreement is different, (d) the sub-advisory fee rate payable to Salomon Brothers under the New Sub-Advisory Agreement is a fixed rate asset-based fee (rather than an asset-based fee that decreases at certain asset size breakpoints) and (e) a provision has been added to the New Sub-Advisory Agreement which is required to rely on an exemptive order issued to the Trust by the SEC.

The fee rate payable to Montgomery under the Previous Sub-Advisory Agreement decreased from 0.650% of the first $50 million in daily net assets of the Segment to 0.500% of daily net assets of the Segment in excess of $50 million. The fee rate payable to Salomon Brothers under the New Sub-Advisory Agreement is a flat 0.550% of daily net assets of the Segment. As a result, depending on the size of the assets of the Segment, the sub-advisory fee payable with respect to the Segment may be higher under the New Sub-Advisory Agreement than under the Previous Sub-Advisory Agreement. Because the sub-advisory fees payable by the Fund reduce the advisory fees payable by the Fund, any increase (or decrease) in the sub-advisory fee paid with respect to the Segment will not result in any increase (or decrease) in the overall advisory fee rates or fees payable by the Fund. The table below sets forth the sub-advisory fee rates payable to Montgomery under the Previous Sub-Advisory Agreement and the sub-advisory fee rate payable to Salomon Brothers under the New Sub-Advisory Agreement.


       Sub-Advisory Fee Rate Payable to Montgomery              Sub-Advisory Fee Rate Payable to Salomon Brothers
        Under the Previous Sub-Advisory Agreement                     Under the New Sub-Advisory Agreement
    (as a percentage of the average daily net assets            (as a percentage of the average daily net assets
                     of the Segment)                                             of the Segment)
----------------------------------------------------------    ------------------------------------------------------
    0.650%       of the first $50 million                        0.550%  of assets
    0.500%       of such assets in excess of $50 million


Consideration of New Sub-Advisory Agreement by the Trustees

In considering the New Subadvisory Agreement, the Trustees did not identify any single factor as determinative. Matters considered by the Board included:

o    The results and financial condition of Salomon Brothers.

o The size, education and experience of Salomon Brothers' investment personnel (including particularly those personnel with responsibilities for providing services to the Fund) and Salomon Brothers' use of technology, external research and trading cost measurement tools.

o    The procedures employed to determine the value of the Fund's assets

o The resources devoted to, and the record of compliance with, restrictions and policies on personal securities transactions.

o The Fund's expense ratio and expense ratios of a peer group of funds. For these purposes, the Trustees took into account not only the fees to be paid by the Fund, but also so-called "fallout benefits" to Salomon Brothers, such as the benefit of research made available to Salomon Brothers by reason of brokerage commissions generated by the Fund's securities transactions. In evaluating the subadvisory fees payable to Salomon Brothers under the New Subadvisory Agreement, the Trustees also took into account the demands, complexity and quality of the investment management performed by Salomon Brothers for similar funds.

o The investment performance of other funds managed by Salomon Brothers and of similar funds managed by other advisers, including the Fund as managed by Montgomery.


Restructuring Costs

In August 2002, Salomon Brothers reviewed the existing portfolio holdings of the Segment to determine what holdings it expected to sell in order to conform the Segment's portfolio to Salomon Brothers' judgment as to stock selection. Based on this review, Salomon Brothers sold 96.6% of the dollar value of the Fund's existing portfolio. Brokerage costs related to these transactions are estimated at $33,758.47 to the Fund.

In addition, these transactions resulted in the realization of approximately $53,707 of realized capital gains (or approximately $.005 per share of the Fund).

Description of the New Sub-Advisory Agreement

A copy of the New Sub-Advisory Agreement is set forth as Appendix A to this Information Statement. The following description of the New Sub-Advisory Agreement is qualified in its entirety by reference to the full text of the Agreement as set forth in Appendix A.

The New Sub-Advisory Agreement, which took effect on September 1, 2002, requires Salomon Brothers to manage the investment and reinvestment of the assets of the Segment, subject to the supervision of CDC IXIS Advisers. Under the terms of the New Sub-Advisory Agreement, Salomon Brothers is authorized to effect portfolio transactions for the Segment, using its own discretion and without prior consultation with CDC IXIS Advisers. Salomon Brothers is required to report periodically to CDC IXIS Advisers and the Trustees of the Trust. The New Sub-Advisory Agreement provides that the Fund shall compensate Salomon Brothers at the annual rate of 0.550% of the Segment's average daily net assets. As of September 1, 2002, the net assets of the Segment were approximately $23 million.

The New Sub-Advisory Agreement provides that it will continue in effect for two years from its date of execution and thereafter from year to year if its continuance is approved at least annually (i) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund and (ii) by vote of a majority of the Trustees who are not "interested persons," as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"), of the Trust, CDC IXIS Advisers or Salomon Brothers ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval. Any amendment to the New Sub-Advisory Agreement must be approved by CDC IXIS Advisers and Salomon Brothers and, if required by law, by vote of a majority of the outstanding voting securities of the Fund and by a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval. The New Sub-Advisory Agreement may be terminated without penalty by vote of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund, upon 60 days' written notice, or by Salomon Brothers or CDC IXIS Advisers upon 90 days' written notice, and will terminate automatically in the event of its "assignment," as defined in the 1940 Act.

The New Sub-Advisory Agreement will automatically terminate if the Advisory Agreement is terminated. The New Sub-Advisory Agreement is non-exclusive with respect to Salomon Brothers' services.

The New Sub-Advisory Agreement provides that Salomon Brothers shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

Effects of the Previous and New Sub-Advisory Agreements

For the fiscal year ended December 31, 2001 the Fund paid aggregate advisory fees of $1,943,178, $825,823 of such amount was payable to CDC IXIS Advisers, and the remainder ($1,117,355) was payable to the Fund's sub-advisers. Of the amount paid to the Fund's sub-advisers, the Fund paid sub-advisory fees of $261,637 to Montgomery under the Previous Sub-Advisory Agreement. If the New Sub-Advisory Agreement had been in effect during 2001, $221,385 is the amount of sub-advisory fees that would have been payable by the Fund to Salomon Brothers. This represents a 15% decrease in the sub-advisory fee payable by the Fund with respect to the Segment. Despite any decrease in the sub-advisory fees payable with respect to the Segment under the New Sub-Advisory Agreement, the aggregate management fees paid by the Fund will not be affected.

II.   Other Information

Information About the Trust

The Trust was organized as a Massachusetts business trust pursuant to an Agreement and Declaration of Trust dated June 7, 1985. The Trust currently has fifteen separate funds. The Fund is a series of the Trust.

Information About CDC IXIS Advisers

CDC IXIS Advisers, formed in 1995, is a limited partnership organized under the laws of the State of Delaware. Its sole general partner, CDC IXIS Asset Management Distribution Corporation, is a wholly-owned subsidiary of CDC IXIS Asset Management Holdings, Inc. ("CDC IXIS Holdings"), which in turn is a wholly-owned subsidiary of CDC IXIS Asset Management North America, L.P. ("CDC NA"). CDC IXIS Asset Management Distribution Corporation is also the sole general partner of CDC IXIS Asset Management Distributors, L.P. ("CDC IXIS Distributors"), which is the principal underwriter for the Fund, and the sole shareholder of CDC IXIS Asset Management Services, Inc. ("CIS"), the Fund's transfer agent, dividend disbursement agent and administrator. CDC NA owns the entire limited partnership interest in each of CDC IXIS Advisers and CDC IXIS Distributors. CDC NA is a wholly-owned subsidiary of CDC IXIS Asset Management, a French entity. CDC IXIS Asset Management is part of the investment management arm of France's Caisse des Depots et Consignations ("CDC"), a major diversified institution. The fourteen principal subsidiaries or affiliated asset management firms of CDC NA, collectively, have more than $130 billion of assets under management or administration as of June 30, 2002.

The principal executive officer of CDC IXIS Advisers is John T. Hailer, who is the President and a Trustee of the Trust and whose principal occupation is his position with CDC IXIS Distributors. The address of CDC IXIS Advisers, CDC IXIS Distributors, CDC IXIS Asset Management Distribution Corporation, CDC IXIS Holdings, CDC NA, CIS and Mr. Hailer is 399 Boylston Street, Boston, Massachusetts 02116.

Information About Salomon Brothers

Salomon Brothers serves as a subadviser to the Segment and utilizes a team approach in managing the segment's portfolio. Founded in 1963, Salomon Brothers managed approximately $7.5 billion in assets under management as of August 31, 2002. Salomon Brothers provides an array of investment services and products to a broad spectrum of clients around the world, including individual and institutional investors. Salomon Brothers has investment offices in 22 countries, research centers in six cities worldwide and employs approximately 200 investment professionals. Salomon Brothers is also one of the affiliated investment advisory entities of Citigroup Asset Management ("Citigroup"). Citigroup had $442.5 billion in assets under management as of June 30, 2002 and approximately 518 investment professionals.


Below is a table setting forth each of the directors of Salomon Brothers and each of their principal occupations:

Principal Executive Officer               Title
---------------------------               -----


Ross S. Margioles                         Director and Managing Director of
                                          Salomon Brothers

Peter Wilby                               Director and Managing Director of
                                          Salomon Brothers

Virgil H. Cumming                         Director of Salomon Brothers

Wendy Murdock                             Director of Salomon Brothers

Michael F. Rosenbaum                      Director of Salomon Brothers

Jeffery S. Scott                          Chief Compliance Officer of Salomon
                                          Brothers

The address of Salomon Brothers and each of the directors of Salomon Brothers is 388 Greenwich Street, New York, New York 10013.


Salomon Brothers Asset Management Inc.'s affiliate, Smith Barney Fund Management LLC, acts as an investment adviser to the Smith Barney Small Cap Value Fund, (an investment portfolio of the Smith Barney Investment Funds, Inc.) a mutual fund that has an investment objective similar to that of the Fund, for compensation at the annual fee rates of the corresponding average net assets levels of such fund set forth in the table below. The table also sets forth the net assets of this fund at $299,741,000 as of August 31, 2002:

                             Approximate                Annual Fee Rate
Fund                          Net Assets         (as a percentage of average
                            (in millions)                 net assets)
Smith Barney Small Cap
Value Fund                     $299.741                      0.75%

Other Sub-Advisers

As described above, the Fund is divided into four segments, one of which is managed by Salomon Brothers. Another segment is managed by Harris Associates L.P., Two North LaSalle Street, Chicago, Illinois 60602, one segment is managed by Loomis, Sayles and Company, L.P., One Financial Center, Boston, Massachusetts 02111 and the remaining segment is managed by RS Investment Management, L.P., 388 Market Street, San Francisco California, 94111.

Portfolio Transactions and Brokerage

Salomon Brothers buys and sells securities for the Segment, subject to overall review by the Board of Trustees. Although investment decisions of the Segment are made independently from those of other accounts managed by Salomon Brothers, investments of the type that the Segment makes also may be made by those other accounts. When the Segment and one or more other accounts managed by Salomon Brothers are prepared to invest in, or desire to dispose of, the same security, available investments or opportunities for sales will be allocated in a manner believed by Salomon Brothers to be equitable to each. In some cases, this procedure may adversely affect the price paid or received by the Segment or the size of the position obtained or disposed of by the Segment.

Allocation of transactions on behalf of the Segment, including their frequency, to various dealers is determined by Salomon Brothers in its best judgment and in a manner deemed fair and reasonable to the Fund's shareholders. The primary considerations of Salomon Brothers in allocating transactions are availability of the desired security and prompt execution of orders in an effective manner at the most favorable prices. Subject to these considerations, dealers that provide supplemental investment research and statistical or other services to Salomon Brothers may receive orders for portfolio transactions by the Segment. Such information is received in addition to, not in lieu of, services required to be performed by Salomon Brothers, and the fees of Salomon Brothers are not reduced as a consequence of their receipt of the supplemental information. The information may be useful to Salomon Brothers in serving both the Segment and other clients, and conversely, supplemental information obtained by the placement of business of other clients may be useful to Salomon Brothers in carrying out its obligations to the Segment.

The Segment will not purchase securities during the existence of any underwriting or selling group relating to the securities, of which Salomon Brothers is a member, except to the extent permitted by the SEC. Under certain circumstances, the Segment may be at a disadvantage because of this limitation in comparison with other funds that have similar investment objectives but are not subject to a similar limitation.

In selecting brokers or dealers to execute portfolio transactions on behalf of the Segment, Salomon Brothers seeks the best overall terms available. In assessing the best overall terms available for any transaction, Salomon Brothers will consider the factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and the execution capability of the broker or dealer and the reasonableness of any commission, for both the specific transaction and on a continuing basis. In addition, Salomon Brothers, in selecting brokers or dealers to execute a particular transaction and in evaluating the best overall terms available, may consider the brokerage and research services provided to the Segment by prospective brokers or dealers, the other funds and/or other accounts over which Salomon Brothers or its affiliates exercise investment discretion.

For the fiscal year ended December 31, 2001, the Fund paid $14,803 in brokerage commissions (2.19% of the Fund's total brokerage commissions) to Harris Associates Securities, L.P., a registered broker-dealer and an affiliate of Harris Associates L.P., a sub-adviser of a segment of the Fund.

Information About the CDC Acquisition

On October 30, 2000, CDC NA (formerly Nvest Companies, L.P.) was acquired by CDC AM (the "CDC Acquisition"). The 1940 Act provides generally that advisory agreements, including sub-advisory agreements, of mutual funds automatically terminate in the event of an "assignment," as that term is defined in the 1940 Act. The 1940 Act defines "assignment" to include, in general, a transaction in which there is a significant change in ownership of an investment adviser, including a sub-adviser, or its parent company. Because Nvest Companies, L.P. was the parent of CDC IXIS Advisers, the CDC Acquisition resulted in the termination of the Fund's advisory agreement and its sub-advisory agreements, necessitating the approval by the shareholders of the Fund of the Advisory Agreement and the Previous Sub-Advisory Agreement in October 2000.

Certain Payments to Affiliates

In addition to advisory fees payable to CDC IXIS Advisers, the Fund compensates CDC IXIS Distributors and CIS for providing various services to the Fund and its shareholders. For the fiscal year ended December 31, 2001, these payments to CIS amounted to $484,279 for transfer agency services and $85,996 for the provision of certain legal and accounting services. For the same period, payments to CDC IXIS Distributors amounted to $185,532 for service (Rule 12b-1) fees for Class A shares, $873,686 for service and distribution (Rule 12b-1) fees for Class B shares and $234,831 for service and distribution (Rule 12b-1) fees for Class C shares. In addition, CDC IXIS Distributors received from the Fund's shareholders $454,876 in sales charges (including contingent deferred sales charges on Classes B and C shares) for the fiscal year ended December 31, 2001. These arrangements are not affected in any way by the New Sub-Advisory Agreement.

Certain Trustees and Officers of the Trust

The following persons, who are Trustees or officers of the Trust, are also officers or employees of CDC IXIS Advisers or directors of CDC Asset Management:
Peter S. Voss, John T. Hailer, John E. Pelletier and Thomas P. Cunningham (collectively, the "CDC Affiliates"). Certain CDC Affiliates, including Messrs. Voss and Hailer, have ongoing employment agreements or participate in a retention program. Among other matters, such an employment agreement generally restricts an employee from competing with CDC IXIS Advisers and soliciting clients of CDC IXIS Advisers and provides for substantial payments to be made if the employee remains employed for specified periods of up to five years, in addition to regular salary and bonus payments. Under the retention program, certain CDC Affiliates receive cash retention awards payable over one to three years. To receive these awards, which are in addition to regular salary and bonus payments and in some cases may be substantial in amount, an eligible CDC Affiliate must remain employed by CDC IXIS Advisers and must agree to refrain from competing with CDC IXIS Advisers and soliciting clients of CDC IXIS Advisers.

Outstanding Shares and Significant Shareholders

The number of shares of beneficial interest of each class of the Fund issued and outstanding as of October 2, 2002 were approximately 4,052,431 for Class A; 5,127,226 for Class B; and 1,249,156 for Class C. The total number of shares of beneficial interest of the Fund issued and outstanding as of October 2, 2002 was approximately 10,428,823.

As of October 2, 2002, the following person owned more than 5% of the outstanding shares of the noted class of shares of the Fund beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934):

            Name andAddress of            Shares Beneficially      Percentage of
Class       Beneficial Owner                    Owned               Outstanding
-----       ------------------            -------------------        Shares of
                                                                    Class Owned
                                                                    ------------
  C         Walt J. Everson Ttee               199,165                  6.02%
            Celia Everson Irrev Trust
            UA DTD 12/01/1989
            96000 Overseas Hwy Apt X42
            Key Largo, FL 33037-2157

As of October 2, 2002, the officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of any class of shares of the Fund.

Shareholder Proposals at Future Meetings

The Trust does not hold annual or other regular meetings of shareholders. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust a reasonable time before the Trust's solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials relating to that meeting.

Fund Annual Report

The Fund has previously sent its Annual Report and most recent Semi-Annual Report to its shareholders. You can obtain a copy of these Reports without charge by writing to CDC IXIS Distributors at 399 Boylston Street, Boston, Massachusetts 02116 or by calling (800) 225-5478 or by logging onto www.cdcnvestfunds.com.

Delivery to Shareholders Sharing an Address

The Trustees are delivering one Information Statement to multiple shareholders sharing an address unless the Trust or CDC IXIS Distributors has received contrary instructions from one or more of such shareholders. Upon written or oral request, CDC IXIS Distributors shall deliver a separate copy of this Information Statement to a shareholder at a shared address to which a single copy of this Information Statement was previously delivered. To find out how to request a separate copy of this Information Statement or any future annual report or information statement or to request delivery of a single copy of annual reports or information statements if they are receiving multiple copies of such documents, shareholders sharing an address with other shareholders may contact CDC IXIS Distributors in writing at 399 Boylston Street, Boston, Massachusetts 02116 or by calling (800) 225-5478.


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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                                   Appendix A

                          CDC NVEST STAR SMALL CAP FUND

                             Sub-Advisory Agreement
                    (Salomon Brothers Asset Management Inc.)


         Sub-Advisory Agreement (this "Agreement") entered into as of 1st day of September 2002, by and among CDC Nvest Funds Trust I, a Massachusetts business Trust (the "Trust"), with respect to its CDC Nvest Star Small Cap Fund series (the "Series"), CDC IXIS Asset Management Advisers, L.P., a Delaware limited partnership (the "Manager"), and Salomon Brothers Asset Management Inc., a Delaware corporation (the "Sub-Adviser").

         WHEREAS, the Manager has entered into an Advisory Agreement dated October 30, 2000 (the "Advisory Agreement") with the Trust, relating to the provision of portfolio management and administrative services to the Series;

         WHEREAS, the Advisory Agreement provides that the Manager may delegate any or all of its portfolio management responsibilities under the Advisory Agreement to one or more sub-advisers;

         WHEREAS, the Manager and the Trustees of the Trust desire to retain the Sub-Adviser to render portfolio management services in the manner and on the terms set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Trust, the Manager and the Sub-Adviser agree as follows:

1.       Sub-Advisory Services.
         ---------------------

     a. The Sub-Adviser shall, subject to the supervision of the Manager and of any administrator appointed by the Manager (the "Administrator"), manage the investment and reinvestment of such portion of the assets of the Series as the Manager may from time to time allocate to the Sub-Adviser for management (such portion, the "Segment") and the Sub-Adviser shall have the authority on behalf of the Series to vote and shall vote all proxies and exercise all other rights of the Series as a security holder of companies in which the Segment from time to time invests. The Sub-Adviser shall manage the Segment in conformity with (1) the investment objective, policies and restrictions of the Series set forth in the Trust's prospectus and statement of additional information relating to the Series subject to the Manager's obligations under paragraph 2 herein, (2) any additional policies or guidelines established by the Manager or by the Trust's trustees that have been furnished in writing to the Sub-Adviser and (3) the provisions of the Internal Revenue Code as amended (the "Code") applicable to "regulated investment companies" (as defined in Section 851 of the Code), all as from time to time in effect (collectively, the "Policies"), and with all applicable provisions of law, including without limitation all applicable provisions of the Investment Company Act of 1940 as amended (the "1940 Act") and the rules and regulations thereunder. For purposes of compliance with the Policies, the
          Sub-Adviser shall be entitled to treat the Segment as though the Segment constituted the entire Series, and the Sub-Adviser shall not be responsible in any way for the compliance of any assets of the Series, other than the Segment, with the Policies, or for the compliance of the Series, taken as a whole, with the Policies. Subject to the foregoing, the Sub-Adviser is authorized, in its discretion and without prior consultation with the Manager, to buy, sell, lend and otherwise trade in any stocks, bonds and other securities and investment instruments on behalf of the Series, without regard to the length of time the securities have been held and the resulting rate of portfolio turnover or any tax considerations; and the majority or the whole of the Segment may be invested in such proportions of stocks, bonds, other securities or investment instruments, or cash, as the Sub-Adviser shall determine. Notwithstanding the foregoing provisions of this Section 1.a; however, the Sub-Adviser shall, upon written instructions from the Manager, effect such portfolio transactions for the Segment as the Manager shall determine are necessary in order for the Series to comply with the Policies subject to the standard of care set forth in section 9 of this Agreement.

     b. The Sub-Adviser shall furnish the Manager and the Administrator monthly, quarterly and annual reports concerning portfolio transactions and performance of the Segment in such form as may be mutually agreed upon, and agrees to review the Segment and discuss the management of it. The Sub-Adviser shall permit all books and records with respect to the Segment to be inspected and audited by the Manager and the Administrator at all reasonable times during normal business hours, upon reasonable notice. The Sub-Adviser shall also provide the Manager with such other information and reports as may reasonably be requested by the Manager from time to time, including without limitation all material requested by or required to be delivered to the Trustees of the Trust.

     c.   The   Sub-Adviser   shall  provide  to  the  Manager  a  copy  of  the
          Sub-Adviser's Form ADV as filed with the Securities and Exchange Commission and a list of the persons whom the Sub-Adviser wishes to have authorized to give written and/or oral instructions to custodians of assets of the Series.

2.       Obligations of the Manager.
         --------------------------

     a. The Manager shall provide (or cause the Series' Custodian (as defined in Section 3 hereof) to provide) timely information to the Sub-Adviser regarding such matters as the composition of assets of the Segment, cash requirements and cash available for investment in the Segment, and all other information as may be reasonably necessary for the Sub-Adviser to perform its responsibilities hereunder.

     b. The Manager has furnished the Sub-Adviser a copy of the prospectus and statement of additional information of the Series and agrees during the continuance of this Agreement to furnish the Sub-Adviser copies of any revisions or supplements thereto at, or, if practicable, before the time the revisions or supplements become effective. The Manager agrees to furnish the Sub-Adviser with minutes of meetings of the trustees of the Trust applicable to the Series to the extent they may affect the duties of the Sub-Adviser, and with copies of any financial statements or reports made by the Series to its shareholders, and any further materials or information which the Sub-Adviser may reasonably request to enable it to perform its functions under this Agreement.

         3. Custodian. The Sub-Adviser shall have no liability for the acts or
            ---------
omissions of the custodian designated to hold the assets of CDC Nvest Star Small Cap Fund (the "Custodian"), unless such act or omission is taken solely in reliance upon instruction given to the Custodian by a representative of the Sub-Adviser properly authorized to give such instruction under the Custody Agreement pursuant to the standard of care set forth in section 9 of this Agreement. Any assets added to the Series shall be delivered directly to the Custodian.

         4. Proprietary Rights. The Manager agrees and acknowledges that the
            ------------------
Sub-Adviser is the sole owner of the name "Salomon Brothers" or "Salomon" and that all use of any designation consisting in whole or part of ""Salomon Brothers" or "Salomon" under this Agreement shall inure to the benefit of the Sub-Adviser. The Manager on its own behalf and on behalf of the Series agrees not to use any such designation in any advertisement or sales literature or other materials promoting the Series, except with the prior written consent of the Sub-Adviser. Without the prior written consent of the Sub-Adviser, the Manager shall not, and the Manager shall use its best efforts to cause the Series not to, make representations regarding the Sub-Adviser in any disclosure document, advertisement or sales literature or other materials relating to the Series. Upon termination of this Agreement for any reason, the Manager and the Series shall cease all use of any such designation as soon as reasonably practicable.

         5. Expenses. Except for expenses specifically assumed or agreed to be
            --------
paid by the Sub-Adviser pursuant hereto, the Sub-Adviser shall not be liable for any organizational, operational or business expenses of the Manager or the Trust including, without limitation, (a) interest and taxes, (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments with respect to the Series, and (c) custodian fees and expenses. Any reimbursement of advisory fees required by any expense limitation provision of any law shall be the sole responsibility of the Manager. The Manager and the Sub-Adviser shall not be considered as partners or participants in a joint venture. The Sub-Adviser will pay its own expenses incurred in furnishing the services to be provided by it pursuant to this Agreement. Neither the Sub-Adviser nor any affiliated person thereof shall be entitled to any compensation from the Manager or the Trust with respect to service by any affiliated person of the Sub-Adviser as an officer or trustee of the Trust (other than the compensation to the Sub-Adviser payable by the Manager pursuant to Section 7 hereof).

         6. Purchase and Sale of Assets. Absent instructions from the Trustees
            ---------------------------
to the contrary, the Sub-Adviser shall place all orders for the purchase and sale of securities for the Segment with brokers or dealers selected by the Sub-Adviser, which may include brokers or dealers affiliated with the Sub-Adviser, provided such orders comply with Rule 17e-1 under the 1940 Act in all respects. To the extent consistent with applicable law, purchase or sell orders for the Segment may be aggregated with contemporaneous purchase or sell orders of other clients of the Sub-Adviser. The Sub-Adviser shall use its best efforts to obtain execution of transactions for the Segment at prices which are advantageous to the Series and at commission rates that are reasonable in relation to the benefits received. However, the Sub-Adviser may select brokers or dealers on the basis that they provide brokerage, research or other services or products to the Series and/or other accounts serviced by the Sub-Adviser. To the extent consistent with applicable law, the Sub-Adviser may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission or dealer spread another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research products and/or services provided by such broker or dealer. This determination, with respect to brokerage and research services or products, may be viewed in terms of either that particular transaction or the overall responsibilities which the Sub-Adviser and its affiliates have with respect to the Series or to accounts over which they exercise investment discretion. Not all such services or products need be used by the Sub-Adviser in managing the Segment.

         To the extent permitted by applicable law, and in all instances subject to the foregoing policy of best execution, the Sub-Adviser may allocate brokerage transactions in a manner that takes into account the sale of shares of one or more funds distributed by CDC IXIS Asset Management Distributors, L.P. ("CDC IXIS Distributors"). In addition, the Sub-Adviser may allocate brokerage transactions to broker-dealers (including affiliates of CDC IXIS Distributors) that have entered into arrangements in which the broker-dealer allocates a portion of the commissions paid by a fund toward the reduction of that fund's expenses, subject to the policy of best execution.

         The Manager agrees that, subject to its fiduciary duties to the Series arising from its position as Manager of the Series, the Manager shall not dictate brokerage allocation or selection decisions or investment decisions to or for the Series, either directly or pursuant to directions given to the Sub-Adviser by the Manager; provided, however, that nothing in this paragraph shall prohibit officers of the Trust (who may also be officers or employees of the Manager) from exercising authority conferred upon them as officers of the Trust by the Board of Trustees of the Trust.


         7. Compensation of the Sub-Adviser. As full compensation for all
            -------------------------------
services rendered, facilities furnished and expenses borne by the Sub-Adviser hereunder, the Sub-Adviser shall be paid at the annual rate of 0.55% of its Segment's average daily net assets (or such lesser amount as the Sub-Adviser may from time to time agree to receive). Such compensation shall be paid by the Trust (except to the extent that the Trust, the Sub-Adviser and the Manager otherwise agree in writing from time to time). Such compensation shall be payable monthly in arrears or at such other intervals, not less frequently than quarterly, as the Manager is paid by the Series pursuant to the Advisory Agreement.

         8. Non-Exclusivity. The Manager and the Trust on behalf of the Series
            ---------------
agree that the services of the Sub-Adviser are not to be deemed exclusive and that the Sub-Adviser and its affiliates are free to act as investment manager and provide other services to various investment companies and other managed accounts, except as the Sub-Adviser and the Manager or the Administrator may otherwise agree from time to time in writing before or after the date hereof. This Agreement shall not in any way limit or restrict the Sub-Adviser or any of its directors, officers, employees or agents from buying, selling or trading any securities or other investment instruments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities do not adversely affect or otherwise impair the performance by the Sub-Adviser of its duties and obligations under this Agreement. The Manager and the Trust recognize and agree that the Sub-Adviser may provide advice to or take action with respect to other clients, which advice or action, including the timing and nature of such action, may differ from or be identical to advice given or action taken with respect to the Series. The Sub-Adviser shall for all purposes hereof be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent the Trust or the Manager in any way or otherwise be deemed an agent of the Series or the Manager.

         9. Liability. Except as may otherwise be provided by the 1940 Act or
            ---------
other federal securities laws, neither the Sub-Adviser nor any of its officers, directors, partners, employees or agents (the "Indemnified Parties") shall be subject to any liability to the Manager, the Trust, the Series or any shareholder of the Series for any error of judgment, any mistake of law or any loss arising out of any investment or other act or omission in the course of, connected with, or arising out of any service to be rendered under this Agreement, except by reason of willful misfeasance, bad faith or gross negligence in the performance of the Sub-Adviser's duties or by reason of reckless disregard by the Sub-Adviser of its obligations and duties hereunder. Pursuant to this standard of care, the Manager shall hold harmless and indemnify the Indemnified Parties for any loss, liability, cost, damage or expense (including reasonable attorneys fees and costs) arising from any claim or demand by any past or present shareholder of the Series.

         Without limiting the foregoing, it is expressly understood and agreed that the Manager and the Series shall hold harmless and indemnify the Indemnified Parties for any loss arising out of any act or omission of any other sub-adviser to the Series, or for any loss arising out of the failure of the Series to comply with the Policies, except for losses arising out of the Sub-Adviser's failure to (i) perform its obligations pursuant to the standard of care referenced above or (ii) comply with the Policies with respect to the Segment pursuant to the standard of care referenced above.

         The Manager acknowledges and agrees that the Sub-Adviser makes no representation or warranty, expressed or implied, that any level of performance or investment results will be achieved by the Series or the Segment or that the Series or the Segment will perform comparably with any standard or index, including other clients of the Sub-Adviser, whether public or private.


         10. Effective Date and Termination.  This Agreement shall become
             ------------------------------
effective as of the date of its execution, and

     a. unless otherwise terminated, this Agreement shall continue in effect for two years from the date of execution, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Series, and
          (ii) by vote of a majority of the trustees of the Trust who are not interested persons of the Trust, the Manager or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval;

     b. this Agreement may at any time be terminated on sixty days' written notice to the Sub-Adviser either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Series;

     c. this Agreement shall automatically terminate in the event of its assignment or upon the termination of the Advisory Agreement; and

     d. this Agreement may be terminated by the Sub-Adviser on ninety days' written notice to the Manager and the Trust, or by the Manager on ninety days' written notice to the Sub-Adviser.

         Termination of this Agreement pursuant to this Section 10 shall be without the payment of any penalty.

         11. Amendment. This Agreement may be amended at any time by mutual
             ---------
written consent of the Manager and the Sub-Adviser, provided that, if required by law, such amendment shall also have been approved by vote of a majority of the outstanding voting securities of the Series and by vote of a majority of the trustees of the Trust who are not interested persons of the Trust, the Manager or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval.

         12. Certain Definitions. For the purpose of this Agreement, the terms
             -------------------
"vote of a majority of the outstanding voting securities," "interested person," "affiliated person" and "assignment" shall have their respective meanings defined in the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the 1940 Act.

         13.      General.
                  -------

     a. The Sub-Adviser may perform its services through any employee, officer or agent of the Sub-Adviser, and the Manager shall not be entitled to the advice, recommendation or judgment of any specific person; provided, however, that the persons identified in the prospectus of the Series shall perform the day-to-day portfolio management duties described therein until the Sub-Adviser notifies the Manager that one or more other employees, officers or agents of the Sub-Adviser, identified in such notice, shall assume such duties as of a specific date.

     b. If any term or provision of this Agreement or the application thereof to any person or circumstances is held to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

     c. In accordance with Regulation S-P, if non-public personal information regarding either party's customers or consumers is disclosed to the other party in connection with this Agreement, the party receiving such information will not disclose or use that information other than as necessary to carry out the purposes of this Agreement.

     d. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

CDC IXIS ASSET MANAGEMENT ADVISERS, L.P.
By CDC IXIS Asset Management Distribution Corporation, its general partner

By:______________________________
Name: John T. Hailer
Title: Executive Vice President


SALOMON BROTHERS ASSET MANAGEMENT INC

By:______________________________
Name:
Title:


CDC NVEST FUNDS TRUST I,
on behalf of its CDC Nvest Star Small Cap Fund series

By:______________________________
Name:    John T. Hailer
Title:   President

                                     NOTICE

         A copy of the Agreement and Declaration of Trust establishing CDC Nvest Funds Trust I (the "Fund") is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed with respect to the Fund's CDC Nvest Star Small Cap Fund series (the "Series") on behalf of the Fund by officers of the Fund as officers and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and property belonging to the Series.